UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2011

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On September 13, 2011, Mack-Cali Realty Corporation (the “Company”) was advised that Martin S. Berger, a member of the Company’s Board of Directors (the “Board of Directors”), had died on September 12, 2011. At its regularly scheduled meeting on September 14, 2011, the Board of Directors appointed Robert F. Weinberg to fill the vacancy of Mr. Berger’s unexpired term as a Class III director, which term shall expire on the earlier to occur of the 2012 annual meeting of stockholders or Mr. Weinberg’s resignation or removal.  Mr. Weinberg will not serve on any committees of the Board of Directors.

Mr. Berger was elected to the Board of Directors following the Company’s annual meeting of stockholders on May 24, 2011.  This board seat has historically been shared between Messrs. Berger and Weinberg, each of whom had agreed that, for so long as either of them serves on the Board of Directors, that such board seat would be rotated among Mr. Berger and Mr. Weinberg annually at the time of each annual meeting of stockholders, subject to qualification and appointment by the Board of Directors.  While the Company is not a party to such agreement, and neither Mr. Weinberg nor Mr. Berger has a contractual right to a seat on the Board of Directors, the Company has traditionally recognized their agreement to share the board seat.

Mr. Weinberg had direct or indirect interests in certain transactions involving the Company or its affiliates in the last fiscal year as follows:

1.                                       The Company has conducted business with certain entities (“RMC Entity” or “RMC Entities”), whose principals include Mr. Berger.  Such business was as follows:

a.                                       The Company provides management, leasing and construction-related services to properties in which RMC Entities have an ownership interest, including an RMC Entity in which Michael Grossman, an executive vice president of the Company, owns an approximate 2.1 percent ownership interest and which RMC Entity has an approximate 16 percent ownership interest in a property managed by the Company. Mr. Grossman’s interest in this RMC Entity is valued at approximately $216,000. The Company recognized approximately $1.4 million in revenue from all RMC Entities for the year ended December 31, 2010. As of December 31, 2010, the Company had $75,000 in accounts receivable due from RMC Entities.

b.                                      An RMC Entity leases space at one of the Company’s office properties consisting of approximately 4,860 square feet, which lease is scheduled to expire October 31, 2011.  The Company recognized $137,000 in revenue under this lease for the year ended December 31, 2010, and had no accounts receivable due from the RMC Entity as of December 31, 2010.

A copy of the Company’s press release announcing these changes to its Board of Directors is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d)                                 Exhibit.

99.1.  Press Release of Mack-Cali Realty Corporation dated September 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: September 14, 2011	By:	/s/ Roger W. Thomas
Roger W. Thomas
Executive Vice President,
General Counsel and Secretary

MACK-CALI REALTY, L.P.

		By:	Mack-Cali Realty Corporation,
its general partner

Dated: September 14, 2011		By:	/s/ Roger W. Thomas
Roger W. Thomas
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Mack-Cali Realty Corporation dated September 14, 2011.